AGREEMENT

Made this as of this 1st day of August, 1999, by and among VANGUARD WELLINGTON FUND,

VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUND, VANGUARD EXPLORER FUND,

VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD

FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD

MUNICIPAL BOND FUNDS, VANGUARD PREFERRED STOCK FUND, VANGUARD STAR FLTNDS,

VANGUARD PRIMECAP FUND, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES' EQUITY

FUND, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS,

VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS,

VANGUARD OHIO TAX-FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD

CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX

FUNDS, VANGUARD EQUITY INCOME FUND, VANGUARD NEW JERSEY TAX-FREE FUNDS,

VANGUARD ADMIRAL FUNDS, VANGUARD ASSET ALLOCATION FUND, VANGUARD VARIABLE

INSURANCE FUNDS, VANGUARD BALANCED INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX

FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD TAX-MANAGED

FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUND, VANGUARD HORIZON

FUNDS AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, (hereinafter collectively referred to as "Funds") and THE VANGUARD GROUP, INC. AND VANGUARD MARKETING CORPORATION

(hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

A. Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies be bonded against larceny and embezzlement, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 17g- 1");

B. Funds and Vanguard are named as joint insureds under the terms of certain bond or policy of insurance with total coverage of $350,000,000 which insures against larceny and embezzlement by officers and employees (the "Bond");

C. A majority of those members of the Board of Trustees of each of the Funds, who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on such joint insured Bond, and the Board of Trustees of each Fund has approved the term and amount of the Bond, the portion of the premium payable by that party, and the manner in which recovery on said Bond, if any, shall be shared by and among the parties hereto as hereinafter set forth; and

D. Funds and Vanguard now desire to enter into the agreement required by Rule 17g-

1(f) to establish the manner in which recovery on said Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1. ALLOCATION OF RECOVERIES

A. In the event of a separate loss or losses under the Bond, the party suffering such loss or losses shall be entitled to be indemnified up to the full amount of the Bond.

B. If more than one of the parties hereto is damaged in a single loss or occurrence for which recovery is received under the Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

C. If the recovery is inadequate fully to indemnify each such party sustaining loss, the recovery shall be allocated among such parties as follows:

(i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate to be maintained by such party as hereinafter set forth in paragraph 2 hereof and Exhibit A hereof.

(ii) The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in ratio of the premium paid by each such party to the premium paid by all such parties.

2. BONDING COVERAGE REQUIRED

Each of the parties hereto has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained by it is as set forth opposite its name in Exhibit A hereto and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it under Rule 17g-l(d)(l) as of July 3 1, 1999, is not more than reflected opposite its name in Exhibit A hereto. Each of the Funds further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required of it by Rule 17g- l(1) and will promptly take such steps as may be necessary to insure that its minimum coverage as therein set forth shall at no time be less than the minimum coverage required of it under Rule 1 7g- 1 (d)(1).

3. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

4.    Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD WELLINGTON FUND

VANGUARD WINDSOR FUNDS

VANGUARD WORLD FUND

VANGUARD EXPLORER FUND

VANGUARD MORGAN GROWTH FUND

VANGUARD WELLESLEY INCOME FUND

VANGUARD FIXED INCOME SECURITIES FUNDS

VANGUARD MONEY MARKET RESERVES

VANGUARD MUNICIPAL BOND FUNDS

VANGUARD PREFERRED STOCK FUND

VANGUARD STAR FUNDS

VANGUARD INDEX FUNDS

VANGUARD TRUSTEES' EQUITY FUND

VANGUARD SPECIALIZED FUNDS

VANGUARD PRIMECAP FUND

VANGUARD CALIFORNIA TAX-FREE FUNDS

VANGUARD NEW YORK TAX-FREE FUNDS

VANGUARD PENNSYLVANIA TAX-FREE FUNDS

VANGUARD CONVERTIBLE SECURITIES FUND

VANGUARD QUANTITATIVE FUNDS

VANGUARD BOND INDEX FUNDS

VANGUARD EQUITY INCOME FUND

VANGUARD BALANCED INDEX FLNDS

VANGUARD FLORIDA TAX-FREE FUNDS

VANGUARD ADMIRAL FUNDS

VANGUARD NEW JERSEY TAX-FREE FUNDS

VANGUARD ASSET ALLOCATION FUND

VANGUARD OHIO TAX-FREE FUNDS

VANGUARD VARIABLE INSURANCE FUNDS

VANGUARD INSTITUTIONAL INDEX FUNDS

VANGUARD INTERNATIONAL EQUITY INDEX FUNDS

VANGUARD TAX-MANAGED FUNDS

VANGUARD HORIZON FUNDS

VANGUARD WHITEHALL FUNDS

VANGUARD TREASURY FUND

VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS

THE VANGUARD GROUP, INC.

VANGUARD MARKETING CORPORATION

By:

John J. Brennan,

Chairman, President and

Chief Executive Officer

Attest:

Raymond J. Klapinsky, Secretary

Exhibit A

FIDELITY BOND REQUIREMENTS

AS OF JULY 31, 1999

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard Windsor Funds
- Windsor Fund	$18,258	$2,500
- Windsor II Fund	33,573	2,500

Vanguard Trustees' Equity Fund
- International Value Fund	951	1,000

Vanguard World Fund
- U.S. Growth Fund	15,870	2,500
- International Growth Fund	7,973	2,500

Vanguard Specialized Funds
- Energy Fund	1,111	1,250
- Health Care Fund	10,592	2,500
- Gold & Precious Metals Funds	328	750
- Utilities Income Fund	986	1,000
- REIT Index Fund	980	1,000

Vanguard Index Funds
- 500 Index Fund	90,905	2,500
- Extended Market Index Fund (Ind.)	3,274	2,100
- Extended Market Index Fund (Inst.)	539	900
- Total Stock Market Index Fund (Ind.)	13,100	2,500
- Total Stock Market Index Fund (Inst.)	3,371	2,300
- Value Index Fund (Ind.)	3,205	2,100
- Value Index Fund (Inst.)	401	750
- Growth Index Fund (Ind.)	11,314	2,500
- Growth Index Fund (Inst.)	332	750
- MidCap Index Fund (Ind.)	414	750
- MidCap Index Fund (Inst.)	83	450
- Small Cap Value Index Fund .(Ind.)	196	600
- Small Cap Value Index Fund (Inst.)	0	0
- Small Cap Growth Index Fund (Ind.)	124	525
- Small Cap Growth Index Fund (Inst.)	0	0
- Small Cap Index Fund (Ind.)	3,071	2,100
- Small Cap Index Fund (Inst.)	270	750

Vanguard International Equity Index Funds
- European Stock Index Fund	4,983	2,500
- Pacific Stock Index Fund	1,778	1,500
- Emerging Markets Stock Index Fund	872	1,000

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard Bond Index Funds
- Total Bond Market Index Fund (Ind.)	8,897	2,500
- Total Bond Market Index Fund. (Inst.)	2,914	1,900
- Short-Term Bond Index Fund	1,011	1,250
- Intermediate-Term Bond Index Fund	1,362	1,250
- Long Term Bond Index Fund	287	750

Vanguard Fixed Income Securities Funds
- Short-Term Corporate Fund (Ind.)	5,855	2,500
- Short-Term Corporate Fund (Inst.)	486	750
- Short-Term Federal Fund	1,668	1,500
- Short-Term U.S. Treasury Bond Fund	1,219	1,250
- Intermediate-Term U.S. Treasury Bond Fund	1,787	1,500
- Intermediate-Term Corporate Fund	1,375	1,250
- Long-Term U.S. Treasury Bond Fund	1,307	1,250
- GNMA Fund	12,364	2,500
- Long-Term Corporate Fund	3,905	2,300
- High Yield Corporate Fund	5,810	2,500

Vanguard Admiral Funds
- U.S. Treasury Money Market Fund	5,595	2,500
- Short-Term U.S. Treasury Fund	1,269	1,250
- Intermediate-Term U.S. Treasury Fund	1,334	1,250
- Long-Term U.S. Treasury Fund	481	750

Vanguard Money Market Reserves
- Prime Money Market Fund (Ind.)	38,025	2,500
- Prime Money Market Fund (Inst.)	1,230	1,250
- Federal Money Market Fund	4,884	2500

Vanguard Treasury Fund	4,410	2,500

Vanguard Variable Insurance Funds
- Money Market	661	900
- High Grade Bond	335	750
- Balanced	621	900
- Equity Income	456	750
- Equity Index	1,392	1,250
- Growth	965	1,000
- International	268	750
- Mid Cap Index	49	350
- Short-Term Corporate	23	250
- Diversified Value	49	350
- REIT	19	225
- High Yield Bond	150	600
- Small Company Growth	169	600

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard Municipal Bond Funds
- Tax-Exempt Money Market Fund	6,923	2,500
- Short-Term Tax-Exempt Fund	1,845	1,500
- Limited-Term Tax-Exempt Fund	2,591	1,900
- Intermediate-Term Tax-Exempt Fund	8,372	2,500
- Long-Term Tax-Exempt Fund	1,582	1,500
- High Yield Tax-Exempt Fund	2,268	1,700
- Insured Long Term Tax-Exempt Fund	3,039	2,100

Vanguard California Tax-Free Funds
- Money Market Tax-Exempt Fund	2,198	1,700
- Insured Intermediate-Term Tax-Exempt Fund	1,256	1,250
- Insured Long-Term Tax-Exempt Fund	1,591	1,500

Vanguard New Jersey Tax-Free Funds
- Money Market Tax-Exempt Fund	1,258	1,250
- Insured Long-Term Tax-Exempt Fund	1,177	1,250

Vanguard Pennsylvania Tax-Free Funds
- Money Market Tax-Exempt Fund	1,952	1,500
- Insured Long-Term Tax-Exempt Fund	1,955	1,500

Vanguard Ohio Tax-Free Funds
- Money Market Tax-Exempt Fund	386	750
- Insured Long Term Tax-Exempt Fund	365	750

Vanguard Florida Tax-Free Funds	896	1,000
Vanguard Explorer Fund	2,512	1,900
Vanguard Equity Income Fund	3,214	2,100
Vanguard Morgan Growth Fund	4,102	2,500
Vanguard PRIMECAP Fund	14,264	2,500
Vanguard Quantitative Funds (Growth and Income Fund)	6,857	2,500
Vanguard Asset Allocation Fund	8,293	2,500
Vanguard Balanced Index Funds	2,569	1,900
Vanguard Convertible Securities Fund	163	600
Vanguard Preferred Stock Fund	335	750
Vanguard Wellesley Income Fund	7,860	2,500

Vanguard Wellington Fund	26,665	2,500

Vanguard New York Tax-Free Funds
- Money Market Tax-Exempt Fund	719	900
- Insured Long Term Tax-Exempt Fund	1,551	1,500

Vanguard Institutional Index Funds (3)
- Institutional Index Fund	26,104	2,500
- Institutional Plus	5,5557	2,500

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard STAR Funds (3)
- STAR	8,168	2,500
- LifeStrategy Income Fund	573	900
- LifeStrategy Conservative Growth Fund	1,635	1,500
- LifeStrategy Moderate Growth Fund	2,843	1,900
- LifeStrategy Growth Fund	2,539	1,900
- Total International Stock Index Fund	1,877	1,500

Vanguard Tax-Managed Funds
- Growth and Income Fund (Ind.)	1,831	1,500
- Growth and Income Fund (Inst.)	60	400
- Capital Appreciation Fund (Ind.)	1,788	1,500
- Capital Appreciation Fund (Inst.)	127	525
- Balanced Fund	272	750
- Small Cap Fund. (Ind.)	133	525
- Small Cap Fund (Inst.)	16	225

Vanguard Horizon Funds
- Aggressive Growth Fund	549	900
- Capital Opportunity Fund	719	900
- Global Asset Allocation Fund	94	450
- Global Equity Fund	153	600

Vanguard Whitehall Funds
- Selected Value Fund	230	600

Vanguard Massachusetts Tax-Exempt Funds	102	525

	$515,614(4)	$617,600(4)

(1) As of July 3 1, 1999

(2) The maximum bond required for an investment company by the 1940 Act is $2,500,000.

(3) Not a member of The Vanguard Group.

(4) Assets of Vanguard STAR Funds ($17,635) are counted twice. The total minimum coverage would be $157,400 if the assets of Vanguard STAR Funds are not counted.